UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/18/2012

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33106

Maryland	20-3073047
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

808 Wilshire Boulevard
Suite 200
Santa Monica, CA 90401
(Address of principal executive offices, including zip code)

310 255 7700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 18, 2012, the Dan A. Emmett Revocable Living Trust (the "Trust") and Rivermouth Partners, LP ("Rivermouth") each adopted a pre-arranged stock trading plan (each a "Plan") contemplating the continuation of the same aggregate monthly sales of 140,000 shares of the common stock of Douglas Emmett, Inc. (the "Company") as under their existing stock trading plans that expired this month. The Plans contemplate the sale, over the next two years, of an aggregate of less than a quarter of the common stock equivalents currently beneficially owned by Dan A. Emmett, Chairman of the Board of the Company. Mr. Emmett is the trustee of the Trust and the chief executive officer and president of the general partner of Rivermouth.

The Plans are designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the insider trading policies of the Company. Merrill Lynch, Pierce Fenner & Smith Incorporated will act as agent to effect sales under the Plans without the direction of Mr. Emmett. There can be no assurance that any shares will be sold under the Plans.

The information being furnished pursuant to this Item 8.01 shall not be deemed "filed" for any purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the Plans or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Douglas Emmett, Inc.

Date: December 21, 2012	By:	/s/ Theodore E. Guth
Theodore E. Guth
Chief Financial Officer and Secretary